                                  EXHIBIT (4)

                               R J LENDING, INC.


                                      and


                           LEVIN, TANNENBAUM, WOLFF,
                            BAND, GATES & PUGH, P.A.

                                   Custodian


                              --------------------


                               CUSTODY AGREEMENT

                           Dated as of April 1, 2002

                              --------------------



                                  $10,000,000
                           AGGREGATE PRINCIPAL AMOUNT
                            SECURED PROMISSORY NOTES
                                  FIRST SERIES

                               TABLE OF CONTENTS


                                                                                Page
                                                                                ----

Preamble - Certain Recitals and Representations                                   1

Article 1 - Definitions                                                           1

Article 2 - Appointment and Acceptance                                            3

Article 3 - The Notes                                                             3

Article 4 - Covenants of the Corporation                                          5

Article 5 - Successor Corporation                                                 8

Article 6 - Defaults and Remedies                                                 8

Article 7 - Custodian                                                            11

Article 8 - Discharge of Agreement                                               16

Article 9 - Amendments, Supplements and Waivers                                  16

Article 10 - Miscellaneous                                                       17

Exhibit A - Form of Note

         THIS CUSTODY AGREEMENT dated as of April 1, 2002, between R J LENDING, INC., a Florida corporation ("Corporation") and LEVIN, TANNENBAUM, WOLFF, BAND, GATES & PUGH, P.A. in Sarasota, Florida ("Custodian").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Corporation's Secured Promissory Notes - First Series.


                                    PREAMBLE

                          RECITALS AND REPRESENTATIONS

         The Corporation will publicly offer its Secured Promissory Notes - First Series in aggregate principal amount of $10,000,000 pursuant to a prospectus included in a registration statement on Form SB-2, to be filed with the United States Securities and Exchange Commission (such prospectus, as amended or supplemented during the offering is hereinafter referred to as the "Prospectus").

         The Corporation desires to appoint the Custodian as custodian of certain items of Eligible Collateral (as defined below) and the Custodian is willing to act in such capacity upon the terms and conditions herein set forth. The Custodian shall hold at all times Eligible Collateral with an aggregate Unadjusted Value (as defined below) which, when taken with the Cash and Cash Equivalents (of the Corporation) as defined below equals one hundred percent (100%) of the aggregate outstanding principal balance of the Notes.

         Pursuant to the terms and provisions of this Custodial Agreement, the Custodian shall act in the collective interests of all of the Note Holders as the representative and agent of all of the Note Holders.

         Accordingly, the Corporation and the Custodian are entering into this Agreement as of the date and year first above written.


                            ARTICLE 1 - DEFINITIONS

SECTION 1.01.     DEFINITIONS.

         "Agreement" means this Agreement in its present form or as amended from time to time.

         "Corporation" means R J Lending, Inc., a Florida corporation.

         "Cash" or "Cash Equivalents" means the unrestricted cash held by the Corporation from time to time or insured deposit accounts or debt securities issued by the United States (or any agency thereof) which are convertible into cash within a thirty (30) consecutive day period as certified by the Corporation in any Certificate provided by the Corporation to the Custodian pursuant to the terms of this Agreement.

         "Certificate" means any certificate provided by the Corporation to the Custodian pursuant to the terms of this Agreement and which is signed by any two of the officers of the Corporation.

         "Custodian" means the party named as such in this Agreement until a successor replaces it and thereafter such term means the successor to such party named.

         "Default" means any event which is, or after notice or lapse of time or both would be, an event of Default as set forth in Section 6.01.

         "Eligible Collateral" means Portfolio Loans.

         "Event of Default" has the meaning set forth in Section 6.01.

         "Holder" or "Note Holder" means the person in whose name a Note is registered on the Corporation's books.

         "Money Market Funds" means money market or equivalent funds deposited at a New York Stock Exchange member firm with net assets of at least $200 million.

         "Note" means any of the Corporation's Secured Promissory Notes - First Series.

         "Note Rate" means the rate of interest, in the amount and paid at the specified times on the principal of any Note as set forth in the Note.

         "Officer" means the President, any Vice President, the Treasurer or the Secretary of the Corporation.

         "Oral Instructions" means an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board of Directors of the Corporation to give Oral Instructions on behalf of the Corporation.

         "Portfolio Loan" means a secured loan made by the Corporation and contained in the Loan Portfolio of the Corporation which is not in default with respect to the principal and interest obligation thereof and has the characteristics set forth in Section 4.04 of this Agreement.

         "Principal" of a Note means the amount stated as principal on the face of the Note.

         "Registered Note" means the Secured Promissory Notes - First Series of the Corporation issued by the Corporation and fully registered on the Corporation's books.

         "SEC" means the United States Securities and Exchange Commission.

         "Trust Account" has the meaning set forth in Section 7.01(2).

         "Unadjusted Value" means with respect to a Portfolio Loan, the outstanding balance due under the Loan.

         "Written Instruction" means an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in original writing containing original signatures or a copy of such document transmitted by telecopy including transmission of such signature, reasonably believed in good faith by the Custodian to be the signature of a person authorized by a resolution of the Board of Directors of the Corporation to give Written Instructions on behalf of the Corporation.

SECTION 1.02.     RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

         (3)      "or" is not exclusive; and

         (4) words in the singular include the plural, and in the plural include the singular.


                     ARTICLE 2 - APPOINTMENT AND ACCEPTANCE

         The Corporation hereby appoints the Custodian as Custodian and custodian of the Eligible Collateral delivered to the Custodian hereunder, to be held by the Custodian and applied as provided in this Agreement. The Custodian hereby accepts such appointment subject to the terms and conditions set forth herein. From the date of this Agreement and until all Notes are paid, the Custodian, in its capacity as Custodian and as representative and agent for the Note Holders, shall physically possess such items of Eligible Collateral and shall deal with the same in accordance with the terms hereof.


                             ARTICLE 3 - THE NOTES

SECTION 3.01.     FORM AND DATING.

         The Notes are substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Corporation shall approve the form of the Note and any notation, legend or endorsement on them. Each Note shall be dated as of the date that the subscription thereto has been accepted by the Corporation.

SECTION 3.02.     EXECUTION AND ISSUANCE.

         Two Officers or an Officer and an Assistant Secretary shall sign the Notes for the Corporation by original or facsimile signature. The Corporation's seal shall be reproduced on the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $10,000,000.

SECTION 3.03.     CORPORATION AS REGISTRAR.

         The Corporation shall maintain an appropriate facility (which may be the Corporation's principal office) where Notes may be presented for registration of transfer or for exchange. The Corporation shall keep a register of the Registered Notes and of their transfer and exchange.

SECTION 3.04.     NOTE HOLDER LISTS.

         As the Corporation issues Notes, it shall provide promptly to the Custodian the names, addresses and taxpayer identification numbers of the Note Holders. The Corporation shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names, addresses and taxpayer identification numbers of the Note Holders. The Corporation shall promptly furnish to the Custodian notice of any transfer of a Note by any Note Holder, along with the new Note Holder's complete name, address and taxpayer identification number, as provided by the Note Holder. Further, the Corporation shall furnish to the Custodian at such times as the Custodian may request in writing a list in such form and as of such date as the Custodian may reasonably require of the names, addressees and taxpayer identification numbers of the Note Holders and the Custodian may exclusively rely on the accuracy and completeness of such list.

SECTION 3.05.     REGISTRATION, TRANSFER AND EXCHANGE.

         The Corporation will issue fully Registered Notes in the form of Exhibit A.

         When a Registered Note is presented to the Corporation with a request to register transfer, the Corporation shall register the transfer as requested if the applicable requirements of the Florida Uniform Commercial Code are met. When Registered Notes are presented to the Corporation with a request to exchange them for an equal principal amount of Registered Notes of other denomina tions, the Corporation shall make the exchange as requested if the same requirements are met. The Corporation may charge a reasonable fee for any transfer or exchange but not for any exchange pursuant to Section 3.08.

SECTION 3.06.     REPLACEMENT NOTES.

         If the Holder of a Note claims that the Note has been lost, destroyed on wrongfully taken, the Corporation shall issue a replacement Note corresponding to the Note that was lost, destroyed or wrongfully taken, if the applicable requirements of the Florida Uniform Commercial Code are met. In the event any lost, destroyed or wrongfully taken Note shall have matured or is about to mature, the Corporation may effect payment of same if the requirements of the Florida Uniform

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Commercial Code are met. An indemnity bond shall be provided to the Corporation to protect the Corporation from any loss which it may suffer if a replacement
Note is replaced. The Corporation may charge a Note Holder for its expenses in replacing a Note.

SECTION 3.07.     OUTSTANDING NOTES.

         Notes outstanding at any time are all Notes issued by action of the Corporation except for those canceled by it upon the repayment, exchange or reissuance thereof. Notes outstanding include those held by the Corporation or its affiliates.

SECTION 3.08.     CANCELLATION.

         The Corporation at any time may receive Notes for cancellation upon payment or exchange. The Corporation shall promptly advise the Custodian of any such Note cancellation and the Custodian may rely upon such representation. The Corporation and no one else shall cancel and destroy all Notes surrendered for transfer, exchange, payment or cancellation. Neither the Custodian nor the Corporation may issue new Notes to replace Notes that have been paid or canceled.


                    ARTICLE 4 - COVENANTS OF THE CORPORATION

SECTION 4.01.     PAYMENT OF NOTES.

         The Corporation shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes.

         The Corporation shall pay interest on overdue principal at the rate borne by the Notes; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         In the event that the Corporation desires the Custodian to make any payments due under the Notes and the Custodian in each such instance is endeavoring to act in such capacity, the Corporation shall, at least ten days before the payment date, provide the Custodian with Written Instructions concerning the payments to be made, including a schedule showing the payment to be made to each Note Holder, with the name and address of each Note Holder and whether any Notes must be tendered against payment (such as at maturity), along with a set of checks of the Corporation, drawn on the Corporation's bank account or accounts, made payable to the Note Holders who are to be paid on such interest payment date or maturity date and duly signed by the requisite signatories of the Corporation. The Company shall also provide stamped window envelopes to the Custodian for use in mailing the checks.

         A Note or Notes may only be prepaid by the Corporation in the event that (i) the Holder or Holders of such Note or Notes requests repayment, (ii) the Holder or Holders of such Notes to be prepaid by the Corporation consent to such prepayment, and/or (iii) the Eligible Collateral, as defined and dealt with in this Agreement, shall be constituted by Portfolio Loans having a face amount as of the date of any calculation thereof constituting less than 75% of the aggregate amount of Eligible Collateral and Cash or Cash Equivalents. Any prepayment made under such circumstances shall be in an amount equal to the principal amount of the Note being prepaid, together with accrued interest thereon to the date of such prepayment. No prepayment penalty shall be assessed.

SECTION 4.02.     LIEN OF AGREEMENT.

         So long as any Note remains unpaid, the obligation of the Corporation represented by the Notes shall be secured by a lien on the Eligible Collateral held by the Custodian effected by this Agreement. Such security interest shall be in favor of the Custodian and the Custodian shall act for the collective benefit of Note Holders as provided herein. The lien effected pursuant to this
Section 4.02 shall be prior to any other liens which come into existence with respect to the Eligible Collateral held by the Custodian. The Custodian shall perfect such lien by effecting the appropriate filings under the Uniform Commercial Code as enacted in Florida during the term of this Agreement. Such perfection shall permit full substitution of Portfolio Loans during the term of this Agreement.

SECTION 4.03.     WRITTEN AND ORAL INSTRUCTIONS TO CUSTODIAN.

         The Corporation shall from time to time file with the Custodian a certified copy of each resolution of its Board of Directors authorizing execution of Written Instructions and the number of signatories required, together with certified signatures of the officers and other signatories authorized to sign, which shall constitute conclusive evidence of the authority of the officers and other signatories designated therein to act, and shall be considered in full force and effect with the Custodian fully protected in acting in reliance thereon until it receives a new certified copy of a resolution adding or deleting a person or persons with authority to give Written Instructions. If the certifying officer is authorized to sign Written Instructions, the certificate shall also be signed by a second officer of the Corporation.

         The Corporation shall from time to time file with the Custodian a certified copy of each resolution of its Board of Directors authorizing the transmittal of Oral Instructions and specifying the person or persons authorized to give Oral Instructions in accordance with this Agreement. Any resolution so filed with the Custodian shall be considered in full force and effect and the Custodian shall be fully protected in acting in reliance thereon until it actually receives a new certified copy of a resolution adding or deleting a person or persons with authority to give Oral Instructions. If the certifying officer is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the Corporation.

SECTION 4.04.     DEPOSIT OF ELIGIBLE COLLATERAL.

         The Corporation shall cause to be delivered to the Custodian all original documents and papers which are utilized in the creation and making of a Portfolio Loan, which documents shall include but not be limited to the Portfolio Loan promissory note, any instrument of mortgage or other Portfolio Loan collateral arrangements, any instruments of Portfolio Loan repayment guarantee or any document or documents which modify the terms and provisions of an existing Portfolio Loan

(collectively "Loan Documents"). The Custodian shall provide a receipt to the Corporation for each set of Loan Documents received hereunder. Such Loan Documents shall be delivered to the Custodian by the Corporation within five
(5) business days of each Portfolio Loan consummation.

         Each set of Loan Documents will be retained in the custody of the Custodian until such time as a Portfolio Loan to which such Loan Documents relate is paid off by the borrower thereof (or any guarantor) or is otherwise satisfied, at which time the Custodian shall deliver such Loan Documents to the borrower or other entitled entity or person.

         All Portfolio Loans delivered by the Corporation to the Custodian under this Agreement shall be originated in the manner and shall have the characteristics described in the Prospectus which relates to the public offer and sale of the Notes.

SECTION 4.05.     CORPORATE EXISTENCE.

         Subject to Article 5, the Corporation covenants and agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided, however, that the Corporation shall not be required to preserve any right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the Corporation's business and that the loss thereof will not be disadvantageous in any material respect to the holders of Notes. The Custodian shall be under no obligation to investigate the Corporation's compliance with the foregoing covenant.

SECTION 4.06.     COMPLIANCE CERTIFICATES.

         On the last day of each calendar month during the term of this Agreement, the Corporation shall calculate the outstanding Unadjusted Value of all items of Eligible Collateral held by the Custodian and the value of the Corporation's Cash and Cash Equivalents, as well as the aggregate outstanding principal balance of Notes. A report of such calculations shall be delivered to the Custodian within two (2) business days of the end of each calendar month. If such report indicates that the aggregate Unadjusted Value of the Eligible Collateral and the value of the Corporation's Cash and Cash Equivalents is less than one hundred percent (100%) of the aggregate outstanding principal balance of the Notes, the Corporation shall deliver, along with such report, Cash or Cash Equivalents in such amount as is required to restore the ratio of Unadjusted Value of the Eligible Collateral Cash and Cash Equivalents to the outstanding principal balance of the Notes to 1 to 1. The Custodian may request and the Corporation will provide appropriate schedules and evidence relating to the Cash and Cash Equivalents of the Corporation reflected in any report provided by the Corporation pursuant to this Section 4.06.

         The Corporation shall deliver to the Custodian within ten (10) days after the end of each calendar quarter an Officers' Certificate in a form acceptable to the Custodian and signed by the President or Vice President of the Corporation, stating whether or not the signer, after having made a diligent investigation, knows of the existence of any Event of Default as set forth in Section 6.01. If so, the Certificate shall describe the Default.

SECTION 4.07.     SEC REPORTS.

         The Corporation shall provide to the Custodian exact copies of the reports and other documents (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, if any, within fifteen (15) days after it files such reports or documents with the SEC.

SECTION 4.08.     NOTICE OF DEFAULT.

         Upon the occurrence of an Event of Default, the Corporation shall immediately provide to the Custodian written notice thereof.


                       ARTICLE 5 - SUCCESSOR CORPORATION

SECTION 5.01.     WHEN CORPORATION MAY MERGE, ETC.

         The Corporation shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another corporation unless the resulting, surviving or transferee corporation assumes by appropriate binding instrument all of the obligations of the Corporation under the Notes and this Agreement. Thereafter all such obligations of the predecessor corporation shall terminate.

SECTION 5.02.     CONTINUANCE OF LIEN OF AGREEMENT AND UNIFORM COMMERCIAL CODE
FILING.

         Upon the occurrence of any of the events affecting the Corporation described in Section 5.01 above, the lien of this Agreement, as perfected by the Custodian under the Uniform Commercial Code as enacted in Florida, established by Section 4.02 hereof shall continue unabated and of the same first lien priority. The Corporation shall initiate and complete such action as is required to assure such continuation and priority and shall furnish such evidence of the accomplishment of such as the Custodian may require.


                       ARTICLE 6 - DEFAULTS AND REMEDIES

SECTION 6.01.     EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

         (1) the Corporation defaults in the payment of interest on any Note at the Note Rate when the same becomes due and payable and the Default in the payment of such Note interest continues for a period of thirty (30) consecutive days;

         (2) the Corporation defaults in the payment of the principal of any Note when the same becomes due and payable;

         (3) the Corporation or its assets become subject to any voluntary or involuntary proceeding under the Federal Bankruptcy Act or any state statute which relates to credit relief and/or the liquidation of the Corporation, which proceeding remains undismissed for a period of sixty (60) or more days; and/or

         (4) the Corporation fails to perform any of the its covenants set forth in Sections 4.04, 4.05, 4.06 or 4.07 hereof, and such failure continues for a period of ten (10) consecutive days.

If an Event of Default occurs and is continuing, the respective maturities of the Notes shall accelerate and the principal obligation of the Notes, together with accrued interest at the Note Rate, shall be immediately due and payable.

SECTION 6.02.     REMEDIES.

         If an Event of Default occurs and is continuing, the Custodian or any Note Holder or group of Note Holders, may, but are not required to, pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement. Such remedial action undertaken by the Custodian and/or any Note Holder or group of Note Holders shall be initiated in the Circuit Court of the Twelfth Judicial Circuit in and for Sarasota County, Florida and may include action undertaken to effect the liquidation and utilization of the Eligible Collateral held by the Custodian to discharge to the extent possible the payment of the principal and interest obligation of the Notes then subject to the lien pursuant to this Agreement. The Custodian may use funds received with respect to, or from the sale of, the Eligible Collateral to pursue remedies at law or in equity to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

         A delay or omission by the Custodian or any Note Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         In the event of an occurrence of an Event of Default which is continuing, the Custodian shall retain possession of all Loan Documents (except with respect to Portfolio Loans which are paid off or otherwise satisfied) for the collective benefit of the Note Holders. In the event the Custodian receives funds constituted by payments made with respect to Portfolio Loans, such funds will be applied to costs of pursuing available remedies as above contemplated and for the benefit of Note Holders.

         The Custodian may, as its sole pursuit of any remedy relating to a continuing Event of Default, file an interpleader action naming the Corporation and Note Holders as parties and in connection therewith deliver the Eligible Collateral to the Court.

SECTION 6.03.     CONTROL BY MAJORITY.

         The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Custodian or exercise any power conferred on it. The Custodian, however, may refuse to follow any direction that conflicts with the law or this Agreement, that is unduly prejudicial to the rights of other Note Holders or that may subject the Custodian to liability.

SECTION 6.04.     LIMITATIONS ON SUITS.

         A Note Holder may not use this Agreement to prejudice the rights of another Note Holder or to obtain a preference or priority over the other Note Holders.

SECTION 6.05.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Agreement, the right of any Note Holder to receive payment of principal and interest on such Holder's Note, to receive payment of interest on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

SECTION 6.06.     COLLECTION SUIT BY CUSTODIAN.

         If an Event of Default in payment of interest or principal specified in Section 6.01 occurs and is continuing, the Custodian may recover judgment or obtain settlement in its own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest remaining unpaid along with costs associated with such action as described in Section 6.09.

SECTION 6.07.     CUSTODIAN MAY FILE PROOFS OF CLAIM.

         The Custodian may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Custodian and the Note Holders allowed in any judicial proceedings relative to the Corporation, the Notes, its creditors or its property.

SECTION 6.08.     PRIORITIES.

         If the Custodian collects any money pursuant to this Article 6 or any other provision of this Agreement, it shall pay the money in the following order:

         FIRST: to the Custodian for all amounts due under Section 6.09 and
         Section 7.05;

         SECOND: to Note Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

         THIRD: to the Corporation.

The Custodian may fix a record date and payment date for any payment to Note Holders.

SECTION 6.09.     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Custodian for any action taken or omitted by it as Custodian, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit. Additionally, the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. Each preceding sentence in this Section 6.09 shall not apply to a suit by the Custodian or a suit by a Holder of Notes as provided in this Article 6. All such costs and fees shall be paid pursuant to Sections 6.08 and 7.05. For purposes of this Section 6.09, attorneys' fees shall include those fees incurred as a result of any trial of any controversy, appeal therefrom, arbitration or mediation process, negotiation process or attorneys' fees incurred as a result of any bankruptcy, receivership or similar proceedings initiated, continuing and effecting the Corporation, the Note Holders and the Eligible Collateral and the lien intended to be established by this Agreement. The term "attorneys' fees" shall also include the fees and costs of paraprofessional personnel and persons performing a similar function.


                           ARTICLE 7 - THE CUSTODIAN

SECTION 7.01.     DUTIES OF THE CUSTODIAN.

1)       GENERAL.

         (a) If an Event of Default has occurred and is continuing, the Custodian shall exercise its rights and powers in accordance with Article 6 and use the same degree of care and skill in the exercise thereof as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b)      Except during the continuance of an Event of Default:

         (1) The Custodian need perform only those duties that are specifically set forth in this Agreement and no others.

         (2) In the absence of bad faith on its part, for all purposes under this Agreement, the Custodian is authorized to act upon receipt of the first of any Written or Oral Instructions it receives. In cases where the first Instruction is an Oral Instruction that is not in the form of a document or written record, the Corporation shall be responsible for delivering, or having delivered to the Custodian, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record. The Custodian shall be entitled to rely on the first Instruction received, and any reasonable act or omission undertaken in compliance therewith shall be free of liability and fully indemnified and held harmless by the Corporation. The Custodian shall act upon and comply with any subsequent Written or Oral Instruction which modifies such first Instruction. The sole obligation of the Custodian with respect to any follow-up or confirmatory Written Instruction or Oral Instruction in documen tary or written form shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such confirmation and to report such discrep ancy to the Corporation. The Corporation shall be responsible, at the Corporation's expense, for taking any action, including any reprocessing, necessary to correct, any discrepancy or error, and to the extent such action requires the Custodian to act, the Corporation shall give the Custodian specific Written Instructions as to the action required.

         (c) The Custodian may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) The Custodian shall not be liable for any error of business judgment made in good faith by a shareholder or other professional employee of the Custodian.

                  (ii) The Custodian shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to paragraph (b) of this Section.

         (d) The Custodian may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (e) The Custodian shall not be liable for interest on any money received by it except as otherwise provided for herein.

         (f) Every provision of this Agreement that in any way relates to the Custodian is subject to this paragraph 7.01((1).

2)       MAINTENANCE OF SEPARATE BANK ACCOUNT.

         With respect to funds received by the Custodian as a result of action pursuant to Article 6 of this Agreement, the Custodian shall establish an interest-bearing checking account in the name of the Corporation in a federally insured, Florida state chartered bank or national bank with at least $100,000,000 in deposits, in which the Custodian shall hold all cash of the Corporation to be held by the Custodian hereunder (the "Trust Account") for the benefit of the Note Holders as provided in Article 6. The Custodian shall be the only person authorized to draw on such account.

3)       DEALING WITH ELIGIBLE COLLATERAL.

         The lien of this Agreement, as perfected, shall be released by the Custodian and discharged with respect to any item of Eligible Collateral which is

         (A) completely paid with respect to the principal and interest obligation thereof; or

         (B) sold in a transaction in which all interests therein become vested in a person or entity other than the Corporation or the Custodian.

         With respect to items of Eligible Collateral which achieve the status described in subparagraph (A) above, the Custodian shall deliver to such party as the Corporation may specify all Loan Documents upon receipt of Written Instructions from the Corporation. With respect to items of Eligible Collateral which achieve the status described in paragraph (B) above, the Custodian shall deliver to such party as the Corporation may specify all Loan Documents upon the payment of the purchase price therefor, delivered to the Corporation. If requested by the Corporation, the Custodian shall also deliver an instrument(s) of release sufficient to completely discharge the items of Eligible Collateral which are being delivered hereunder from the lien of this Agreement.

4)       FIDELITY BOND.

         Upon the request of the Corporation, the Custodian shall procure a fidelity bond in favor of the Corporation and the Note Holders in an amount equal to the outstanding balance due under the Notes, it being understood that so long as any Note is outstanding, any proceeds from a claim under such bond shall be covered by the lien of this Agreement as between the Corporation and the Note Holders. The Corporation shall reimburse the Custodian for the actual cost of such bond.

SECTION 7.02.     RIGHTS OF CUSTODIAN.

1)       RIGHT TO FURTHER ASSURANCES.

         Before the Custodian acts or refrains from acting, it may require an Officers' Certificate or opinion of counsel for the Corporation or an opinion of counsel selected by the Custodian. The Custodian shall not be liable for an action it takes or omits to take in good faith in reliance on the Certificate or opinion.

2)       USE OF AGENTS.

         The Custodian may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

3)       LIABILITY OF CUSTODIAN.

         The Custodian shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

SECTION 7.03.     CUSTODIAN'S DISCLAIMER.

         The Custodian makes no representation as to the validity or adequacy of this Agreement or the Notes and it shall not be accountable for the Corporation's use of the proceeds from the Notes, nor shall it be responsible for any statement in the Notes or any Prospectus used in the sale of the Notes.

SECTION 7.04.     NOTICE OF DEFAULT.

         If an Event of Default occurs and is continuing and if it is known to the Custodian, the Custodian shall mail and first publish as provided in
Section 10.02 notice of the Event of Default within ten (10) days after such Default occurs. Except in the case of a Default in payment on any Note, the Custodian may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Note Holders.

SECTION 7.05.     COMPENSATION AND INDEMNITY.

         The Corporation shall pay to the Custodian from time to time reasonable compensation for its services. The Corporation shall reimburse the Custodian upon request for all reasonable out-of- pocket expenses incurred by it. Such expenses may include the reasonable compensation and expenses of the Custodian's agents and attorneys as provided herein. The Corporation shall indemnify the Custodian against any loss or liability incurred by it hereunder and as a result of its service as Custodian. The Custodian shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claims and the Custodian shall cooperate in the defense. The Custodian may have separate counsel and the Corporation shall pay the reasonable fees and expenses of such counsel. The Corporation need not pay for any settlement made without its consent. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Custodian through negligence or bad faith.

SECTION 7.06.     REPLACEMENT OF CUSTODIAN.

         The Custodian may resign by so notifying the Corporation. The Holders of a majority in principal amount of the Notes may remove the Custodian by so notifying the removed Custodian and may appoint a successor Custodian by so notifying the removed Custodian and may appoint a successor Custodian with the Corporation's consent. The Corporation may remove the Custodian if:

         (1)      the Custodian is adjudged a bankrupt or an insolvent;

         (2) a receiver or other public officer takes charge of the Custodian or its property; or

         (3)      the Custodian otherwise becomes incapable of acting.

         If the Custodian resigns or is removed or if a vacancy exists in the office of the Custodian for any reason, the Corporation shall promptly appoint a successor Custodian.

         A successor Custodian shall deliver a written acceptance of its appointment to the retiring Custodian and to the Corporation. Immediately after that, the retiring Custodian shall transfer all property, if any, held by it as Custodian under this Agreement to the successor Custodian, the resignation or removal of the retiring Custodian shall become effective, and the successor Custodian shall have all of the rights, powers and duties of the Custodian under this Agreement. A successor Custodian shall give notice of its succession to each Note Holder as provided in Section 10.02.

         If a successor Custodian does not take office within sixty (60) days after the retiring Custodian resigns or is removed, the retiring Custodian, the Corporation or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Custodian.

SECTION 7.07.     SUCCESSOR CUSTODIAN BY MERGER, ETC.

         If the Custodian consolidates with, merges or converts into, or transfers all or substantially all of its corporate assets to another professional association, the resulting, surviving or transferee professional association, without any further act, shall be the successor Custodian.

SECTION 7.08.     FAILURE TO DEPOSIT.

         The Custodian assumes no duty, obligation or responsibility whatsoever with respect to items of Eligible Collateral not deposited with the Custodian. Eligible Collateral shall not be considered deposited with the Custodian until physically received by, or registered in the name of, the Custodian in accordance with the provisions of this Agreement.

SECTION 7.09.     BOOKS AND RECORDS.

         The Custodian acknowledges and agrees that all books and records maintained for the Corporation in any capacity under this Agreement are the property of the Corporation and may be inspected by the Corporation, or any authorized regulatory agency, at any reasonable time, and that upon request, they shall be surrendered promptly to the Corporation.

SECTION 7.10.     INDEMNIFICATION.

         The Custodian assumes only the usual duties and obligations normally performed by Custodians under custodial agreements and as custodians of items of collateral. It specifically assumes no responsibility for the management, investment or reinvestment of the Cash, Cash Equivalents or other property from time to time owned by the Corporation, whether or not on deposit hereunder, it being understood that the responsibility for the proper and timely management, investment and reinvestment responsibilities shall be those of the Corporation.

         The Custodian shall not be liable for any taxes, assessments or governmental charges which may be levied or assessed upon the Eligible Collateral or other items of property held by it hereunder, or upon the income therefrom or otherwise whatsoever. The Custodian may pay any such tax, assessment or charge and reimburse itself out of the moneys of the Corporation or out of the Cash held hereunder; provided, however, the Custodian shall advise the officers of the Corporation before making any such payment.

         The Custodian may rely upon the advice of counsel, who may be counsel for the Corporation or for the Custodian and upon statements of accountants, brokers or other persons reasonably believed by it in good faith to be expert in the matters upon which they are consulted; and for any reasonable action taken or suffered in good faith based upon such advice or statements the Custodian shall not be liable to anyone. The Custodian shall not be liable for any reasonable act or omission done in good faith in accordance with any Written or Oral Instructions, request or advice of, or based upon information furnished by, the Corporation or its officers. The Custodian is authorized to accept a certificate of the President, Secretary or Assistant Secretary of the Corporation to the effect that a resolution in the form submitted has been duly adopted by its Board of Directors, as conclusive evidence that such resolution has been duly adopted and is in full force and effect. The Custodian shall not be liable for any reasonable action done in good faith and reasonably believed to be within the powers conferred upon it by this Agreement.

         No liability of any kind other than to the Corporation shall be attached to the Custodian by reason of its custody of the Eligible Collateral and other items of property on deposit with it from time to time under this Agreement or otherwise by reason of its administration of its custodianship, except such as shall result from its own gross negligence or willful misconduct or that of its officers, agents or employees.


                       ARTICLE 8 - DISCHARGE OF AGREEMENT

         The Notes which are the subject of this Agreement may not be prepaid by the Corporation prior to maturity except with the express written consent of the affected Note Holder. The obligations of the Corporation under this Agreement and the obligations of the Custodian hereunder shall be fully discharged when each and every Note which is the subject of this Agreement is fully paid with respect to the principal obligation of such Notes and the accrued interest thereon. At the time that the principal of and interest on the Notes have been fully paid by the Corporation in accordance with the terms of each such Note, the Corporation and the Custodian shall acknowledge in writing the termination of their respective obligations under this Agreement, and the Custodian shall transfer custody of all items of Eligible Collateral to the Corporation, and shall execute any instruments or documents deemed reasonably necessary or advisable by the Corporation to evidence such transfer and the ownership of complete title of all items of Eligible Collateral by the Corporation..


                ARTICLE 9 - AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.     WITHOUT CONSENT OF HOLDERS.

         The Corporation may amend or supplement this Agreement or the Notes without notice to or consent of any Note Holder:

         (1)      to cure any ambiguity, omission, defect or inconsistency;

         (2)      to comply with Article 5;

         (3) to make any change that does not adversely affect the rights of the Custodian or any Note Holder.

SECTION 9.02.     NOTATION ON OR EXCHANGE OF NOTES.

         If an amendment, supplement or waiver changes the terms of a Note, the Corporation may require the Holder of the Note to deliver it to the Corporation. The Corporation may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Corporation so determines, the Corporation, in exchange for the Note, shall issue a new Note that reflects the changed terms.

SECTION 9.03.     CUSTODIAN TO SIGN AMENDMENTS, ETC.

         The Custodian shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights of the Custodian or any Note Holder. The Corporation may not sign an amendment or supplement until the Board of Directors of the Corporation approves it. The foregoing provisions of this
Section 9.03 notwithstanding, no amendment, supplement or waiver authorized pursuant to this Article 9 shall have the affect of increasing the rights, duties and responsibilities of the Custodian without the explicit written consent of the Custodian.


                           ARTICLE 10 - MISCELLANEOUS

SECTION 10.01.    TRUST INDENTURE ACT.

         The Corporation and the Custodian acknowledge that this Agreement and the Custodian with respect to its service as Custodian under this Agreement are not subject to the provisions of the Trust Indenture Act of 1939 (the "TIA"). If this Agreement and the Custodian's service hereunder subsequently become subject to the TIA, this Agreement shall be appropriately amended to accomplish any necessary compliance.

SECTION 10.02.    NOTICES.

         Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

         If to the Corporation:

                  R J Lending, Inc.
                  Attn:  Ronald Shenkin
                  1717 Second Street, Suite D
                  Sarasota, Florida  34236

         Copy to:

                  William T. Kirtley, Esq.
                  William T. Kirtley, P.A.
                  1776 Ringling Boulevard
                  Sarasota, Florida

         If to the Custodian:

                  _____________________, Esq.
                  Levin, Tannenbaum, Wolff, Band, Gates & Pugh, P.A. 1680 Fruitville Road
                  Sarasota, Florida  34236


         The Corporation or the Custodian by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to Note Holders shall be sufficiently given if mailed by first class mail to each Note Holder at the address of each such Note Holder as such appears on the lists or registration books of the Corporation acting as Registrar. Any notice or communication mailed to a Note Holder at his address as it appears on the lists or registration books of the Corporation shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to give notice or communication to a Note Holder or any defect in the notice given shall not affect its sufficiency with respect to other Note Holders. If a notice or communication is mailed and, if required, published in the manner provided above, it is duly given, whether or not the Note Holder receives it or reads it.

SECTION 10.03.    COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Note Holders may communicate with other Note Holders with respect to their rights under this Agreement or the Notes.

SECTION 10.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Corporation to the Custodian to take any action under this Agreement, the Corporation shall furnish to the
Custodian:

         (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with; and

         (2) an opinion of counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each opinion of counsel shall be in writing. The legal counsel who renders it may be an employee of or counsel to the Corporation. The legal counsel shall be acceptable to the Custodian.

SECTION 10.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

         (1) a statement that the person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 10.06.    RULES BY CUSTODIAN.

         The Custodian may make reasonable rules for the administration of this Agreement. Such rules may cover matters relating to action by or a meeting of Note Holders.

SECTION 10.07.    DAYS OF SERVICE.

         Nothing contained in this Agreement is intended to or shall require the Custodian in any capacity hereunder to perform any functions or duties on any holiday, day of special observance or any other day on which the Custodian or Florida state chartered banks are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next succeeding business day on which both Florida state chartered banks and the Custodian are open.

SECTION 10.08.    GOVERNING LAW.

         This Agreement and the Notes shall be governed by the laws of the State of Florida.

SECTION 10.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Agreement may not be used to interpret another agreement, loan or debt agreement of the Corporation. Any such agreement, loan or debt agreement may not be used to interpret this Agreement.

SECTION 10.10.    NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability or any obligations of the Corporation under the Notes or this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

SECTION 10.11.    SUCCESSORS.

         All agreements of the Corporation in this Agreement and the Notes shall bind its successor. All agreements of the Custodian in this Agreement shall bind its successor.

SECTION 10.12.    DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.


         IN WITNESS WHEREOF, the corporation and the Custodian have caused this Agreement to be signed by their respective Presidents as of the day and year first above written.


                                    R J LENDING, INC.



                                    By
                                      -----------------------------------------
                                      Ronald Shenkin, President



                                    LEVIN, TANNENBAUM, WOLFF, BAND,
                                    GATES & PUGH, P.A.



                                    By
                                      -----------------------------------------
                                                      President

                                   EXHIBIT A

                                  FORM OF NOTE


$________________                                                   NO.  ______

                               R J LENDING, INC.

                     SECURED PROMISSORY NOTE - FIRST SERIES

                                   OBLIGATION


         R J LENDING, INC., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), for value received hereby promises to pay to the registered holder of this Note the principal sum of $______________, together with interest thereon at the annual rate of _____% (the "Note Rate"). Payment of the principal of this Note in the amount of $_________ shall occur on __________________, 20___. Interest on the unpaid principal amount of this Note at the Note Rate shall accrue from the date of acceptance by the Corporation of the Payee's subscription to the Note herein and shall be paid in the manner specified in the Note Subscription Agreement by the Payee as such Subscription Agreement is set forth in the Prospectus relating to this Note and other Notes of like series, which Prospectus is dated ____________, 2002 (the "Note Prospectus").

         The Corporation shall establish and maintain a Note register which shall reflect the record holders of the Notes and any transfer of such Notes which may occur. When permitted, title to this Note and all other Notes of this Series may only be transferred by delivery of this Note or other Notes of the same Series duly endorsed by the registered holder, and any transfer or attempted transfer shall, in all events, be subject to the right of the Corporation to request such assurances and appropriate documents from the intended transferee to permit the Corporation to determine that any such proposed transferee is a suitable holder of a Note of this Series. The right of the Corporation to determine such suitability of any transferee of a Note shall not apply to transferees who are members of the original Note Holder's immediate family. The term "immediate family" shall include a spouse and/or an adult child. The Corporation shall be entitled to rely upon the information reflected in the Note register and to treat the registered holder of this Note as reflected in such register as the owner of this Note for all purposes, including, without limitation, the payment of obligations arising hereunder and the carrying out of transfer instructions with respect thereto.

                                   PREPAYMENT

         The principal amount of this Note may not be prepaid in whole or in part by the Corporation at any time except upon (i) the Holder or Holders of this Note request prepayment, (ii) the Holder or Holders of this Note consent to such prepayment, and/or (iii) the Eligible Collateral, as defined and dealt with in the Custody Agreement, shall be constituted by Portfolio Loans having a face amount as of the date of any calculation thereof constituting less than 75% of the aggregate amount of Eligible Collateral and Cash or Cash Equivalents. Any prepayment made under such circumstances shall be in an amount equal to the principal amount of the Note being prepaid, together with accrued interest thereon to the date of such prepayment. No prepayment penalty shall be assessed.

                            NOTE OBLIGATION SECURED

         This Note has been issued under that certain Custody Agreement, dated as of April 1, 2002 (the "Agreement"), which Agreement provides for the deposit of certain assets of the Corporation with a custodian as collateral which partially secures the repayment of the obligations of the Corporation represented by the Secured Promissory Notes - First Series. All of the covenants, conditions and agreements contained in such Agreement are hereby made a part of this instrument. A copy of the Agreement may be obtained from the Corporation at its principal business office at 1717 Second Street, Suite D, Sarasota, Florida 34236 or from the Custodian, Levin, Tannenbaum, Wolff, Band, Gates & Pugh, P.A., 1680 Fruitville Road, Sarasota, Florida 34236.

                               DEFAULT - REMEDIES

         The Corporation shall be deemed to be in Default with respect to its obligations under this Note and all like Notes of this Series if:

         (1) the Corporation defaults in the payment of interest on any Note at the Note Rate when the same becomes due and payable and the Default in the payment of such Note interest continues for a period of thirty (30) consecutive days;

         (2) the Corporation defaults in the payment of the principal of any Note when the same becomes due and payable;

         (3) the Corporation or its assets become subject to any voluntary or involuntary proceeding under the Federal Bankruptcy Act or any state statute which relates to credit relief and/or the liquidation of the Corporation, which proceeding remains undismissed for a period of sixty (60) of more days; and/or

         (4) the Corporation fails to perform any of its covenants set forth in Sections 4.04, 4.05, 4.06 or 4.07 of the Agreement, and such failure continues for a period of ten consecutive days.

In the event of the occurrence of any of the foregoing Events of Default which are continuing, the Custodian under the Agreement may initiate, on behalf of all of the registered holders of the Notes of this Series, such action at law or in equity as may be appropriate to timely cure such Default.

         In the event of Default in the payment of this Note, and if the same is collected by an attorney-at-law, the undersigned hereby agrees to pay all costs of collection, including a reasonable attorney's fee for collection, trial or appellate services.

         Presentment for payment, notice of dishonor, notice of non-payment, protest and notice of protest are hereby waived by the undersigned and any and all others who may at any time become liable for payment of all or any part of this obligation.

         IN WITNESS WHEREOF, the Corporation has caused this Note to be signed and imprinted with its corporate seal, and to be dated ____________________, 2002.


                                             R J LENDING, INC.



ATTEST:                                      By
                                               --------------------------------
                                                            President


----------------------------------
          Secretary


(CORPORATE SEAL)


                                       3